ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070741507-83
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/30/2007 7:40 AM
	Entity Number E0768622007-2

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Pole Perfect Studios, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Genesis Corporate Development Name 818 Rising Star Drive — Henderson — Nevada 89014 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Tammy Skalko Name 3457 Rockcliff Place — Longwood — FL — 32779 Street Address — City — State — Zip Code 2. James Beshara Name 35 Watergate, Unit 1103 — Sarasota — FL — 34236 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: Any legal purpose under the laws of the state of Nevada.
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Ronald A. Davis — X [signature] Name — Signature 665 Ashford Place — Brentwood — CA — 94513 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — October 30, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.